SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement            [  ]  Confidential, For Use of
                                                  the Commission Only (as
[ ]  Definitive Proxy Statement                   permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12


                 Chicago Mercantile Exchange Holdings Inc.
            ----------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


 --------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:




         On February 4, 2002, Chicago Mercantile Exchange Holdings Inc. distributed the following communication to its shareholders:


              [Chicago Mercantile Exchange Holdings Inc. Logo]


Ann M. Cresce, Esq.
Corporate Secretary
PHONE: 312 / 930-3488
FAX: 312 / 930-3233
acresce@cme.com


                                                           February 4, 2002



To:  Our Shareholders and Members

               Re: Annual Meeting Date and Director Nominees

         As you may know, our nominating committees recently completed their interview and selection processes for nominees for election to our Board of Directors at this year's Annual Meeting of Shareholders. The Annual Meeting will be held on Wednesday, April 17, 2002, at 4:00 p.m., Chicago time, in the Grand Ballroom of The Westin Chicago River North Hotel, located at 320 North Dearborn, Chicago, Illinois.

         In the coming weeks, you will receive a proxy statement from our Board of Directors relating to the Annual Meeting. You will also receive a copy of our Annual Report. The proxy statement will contain detailed information about the proposals to be presented to a vote of shareholders at the meeting, including proposals relating to the election of directors. In the meantime, we would like to take this opportunity to inform you of the director nominees selected by our nominating committees, briefly explain a proposed charter amendment that will be presented to a vote of our shareholders at the Annual Meeting and review the petitioning process for divisional director nominees. We are not asking for your proxy at this time and will only do so after we have mailed our proxy statement to our shareholders.

         In connection with our demutualization, our Board undertook to streamline the Board in a two-step process. The first step occurred at the Annual Meeting of Shareholders held in April 2001, at which our Board was reduced from 39 directors to 30 directors. The second step will occur at this year's Annual Meeting, at which we are required, under the terms of our charter, to further reduce the size of our Board to 19 directors. Under the terms of our charter, six of our 19 directors are required to be elected by only the holders of Class B shares and the remaining 13 are elected by the Class A and Class B shareholders (we refer to these directors as "Class A/B Directors"). A total of ten directors will be elected at the 2002 Annual Meeting. Seven Class A/B Directors will be elected by all Class A and Class B shareholders voting together as a single class; two directors will be elected by the holders of Class B-1 shares; and one director will be elected by the holders of Class B-2 shares.

Board Nominating Committee Slate

         Set forth below is the Board Nominating Committee's slate of candidates, which was unanimously ratified by the full Board of Directors:

     Class A/B Directors (Elected by Class A and Class B shareholders)

                nominees for the election of seven directors
                             Timothy R. Brennan
                             Martin J. Gepsman
                                Scott Gordon
                                Leo Melamed
                              John D. Newhouse
                              Myron S. Scholes
                             William R. Shepard


Proposed Charter Amendment

         This year, the Board Nominating Committee was charged with the formidable task of nominating seven candidates to our Board. In conducting the nominating process for Class A/B directors, the Board Nominating Committee reviewed numerous candidates and concluded that creating a Board that fully and appropriately represented the broad and diverse interests of our shareholders and corporate objectives, and which provided for management representation, was difficult given the limitation on the number of Class A/B directors.

         In order to ensure management representation on the Board, the Board Nominating Committee recommended that our Board approve an amendment to our charter that would increase the size of our Board to allow for one additional Class A/B Director. The nominating committee further recommended that our Board appoint Jim McNulty, our President and Chief Executive Officer, to fill the vacancy that would be created by the new directorship. This appointment would be made following the first organizational meeting of our Board elected at the Annual Meeting. The term of the newly created directorship would expire at the Annual Meeting of Shareholders to be held in April 2003 (at which time Mr. McNulty would be required to stand for re-election). The nominating committee also recommended that our bylaws be amended to require that, in the future, our nominating committee include the Chief Executive Officer among its nominees for Class A/B Directors.

         In connection with accepting the nominating committee's proposed slate of candidates, the Board unanimously approved the proposed charter amendment and directed that it be put to a vote of our shareholders at the Annual Meeting. The Board also unanimously approved the proposed amendment to our bylaws, though the bylaw amendment will only be effective if our shareholders approve the charter amendment.

         Class B-1 and Class B-2 Nominating Committee Recommendations

         After reviewing numerous qualified candidates, the Class B-1 and Class B-2 Nominating Committees selected the following nominees for election to our Board of Directors:

              CME Division (elected by Class B-1 shareholders)

                 nominees for the election of two directors
                            Leslie Henner Burns
                             Robert L. Haworth
                              Howard J. Siegel
                            Jeffrey L. Silverman

              IMM Division (elected by Class B-2 shareholders)

                 nominees for the election of one director
                              Patrick B. Lynch
                            Patrick J. Mulchrone


Petitioning Process

         As in past years, and pursuant to the terms of our bylaws, an individual who has not been nominated by a divisional nominating committee may nonetheless have his or her name placed in nomination in a division by submitting a nomination signed by the holders of at least 100 Series B-1 shares, in the case of the CME Division, or 100 Series B-2 shares, in the case of the IMM Division. As required by our bylaws, nominations must be submitted in writing and accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and evidence of the consent of the proposed nominee.

         Prospective candidates who comply with the petition procedures will be included in the company's proxy statement to be distributed to shareholders in connection with the Annual Meeting. In order to be included in the proxy statement, all petitions must be submitted to me in the Office of the Secretary, prior to 5:00 p.m., Chicago time, on Friday, February 15, 2002.

         If you have any questions about the nomination or election process or the Annual Meeting, please feel free to call me at (312) 930-3488. We look forward to seeing you at the Annual Meeting.

                                                           Very truly yours,


                                                           Ann M. Cresce
                                                           Corporate Secretary

*****
         Chicago Mercantile Exchange Holdings Inc. plans to file with the Securities and Exchange Commission and mail a proxy statement to our shareholders containing information about the company and certain proposals to be presented to a vote of shareholders at its 2002 Annual Meeting. Shareholders of Chicago Mercantile Exchange Holdings Inc. should read the proxy statement carefully when it becomes available because it will contain important information about the proposals to be considered at the Annual Meeting, the persons soliciting proxies related to the proposals, their interests in the proposals and related matters.

         Shareholders can obtain free copies of the proxy statement when it becomes available by contacting the Shareholder Relations and Membership Services Department, Chicago Mercantile Exchange Holdings Inc., 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders will be able to obtain free copies of the proxy statement filed by Chicago Mercantile Exchange Holdings Inc. with the Securities and Exchange Commission in connection with the Annual Meeting at the Securities and Exchange Commission's web site at www.sec.gov. In addition to the proxy statement, Chicago Mercantile Exchange Holdings Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which are also available at the Securities and Exchange Commission's web site at www.sec.gov.

Chicago Mercantile Exchange Holdings Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Chicago Mercantile Exchange Holdings Inc.'s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement.